UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2024
___________________________________________

BLOOM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

001-38598
(Commission File Number)
___________________________________________

Delaware			77-0565408
(State or other jurisdiction of incorporation)			(I.R.S. Employer Identification No.)

4353 North First Street,	San Jose,	California	95134
(Address of principal executive offices)			(Zip Code)

(408)			543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 24, 2024, the Board of Directors (the “Board”) of Bloom Energy Corporation (“Bloom Energy” or the “Company”) increased the authorized number of directors constituting the Board from eight to nine directors.
Dr. Barbara Burger was appointed to serve as a Class II director of Bloom Energy effective August 1, 2024 to hold office until the 2026 annual meeting of stockholders and until her successor shall have been duly elected and qualified. Dr. Burger was also appointed to serve as a member of the Company’s Nominating, Governance, and Public Policy Committee. Previously, Dr. Burger was the Vice President, Innovation at Chevron and President of Chevron Technology Ventures from June 2013 to April 2022. Dr. Burger currently serves as an advisor to a number of industrial and civic firms and has been a member of the Heliogen, Inc. board of directors since September 2022.
There are no arrangements or understandings between Dr. Burger and any other persons pursuant to which she was selected as a director, and she does not have any family relationships with any of the Company’s directors or executive officers. Dr. Burger does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Dr. Burger will receive the standard compensation for a non-employee director of Bloom Energy. The Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2024 generally describes the standard compensation for a non-employee director. However, in May 2024, the Board amended the standard compensation for non-employee directors by replacing the pro-rated restricted stock unit (“RSU”) grant for directors starting after the annual meeting of stockholders, to an initial equity award with a fair value of approximately $350,000 that will vest in equal annual installments on the anniversary of the date of grant over a period of three years, contingent on continued service. Under the amended standard compensation policy, directors have the ability to choose to receive RSUs or nonqualified stock options for their equity awards, and Dr. Burger has elected to receive RSUs. Bloom Energy also intends to enter into its standard form of indemnification agreement with Dr. Burger. A copy of the form of Indemnification Agreement was filed with the SEC as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 on September 7, 2018.
Item 7.01    Regulation FD Disclosure.
Bloom Energy’s press release issued July 25, 2024, announcing the appointment of Dr. Burger, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits

Exhibits

Exhibit	Description
99.1	Press release dated July 25, 2024.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	July 25, 2024	By:	/s/ Shawn Soderberg
Shawn Soderberg
Chief Legal Officer and Corporate Secretary